Exhibit 99.1

Masimo Board of Directors Declares Special Cash Dividend

Dividend Set at $0.75 Per Share

Irvine, California – November 22, 2010 – Masimo (NASDAQ: MASI) announced today that its Board of Directors has declared a special $0.75 per share cash dividend, payable on December 21, 2010 to stockholders of record as of the close of business on December 7, 2010. The total dividend payout is expected to be approximately $44.3 million, based on the current shares outstanding and will be the third instance of a special dividend paid by Masimo in the past four years.

Masimo Founder, CEO and Chairman of the Board, Joe Kiani, stated, “The special dividend is another step in demonstrating our commitment to enhancing stockholder value. The Board’s decision to pay a dividend reflects our strong balance sheet, confidence in our long term outlook and capital structure. In addition, due to the uncertainty over potential changes in tax policy, the timing of this dividend will allow Masimo stockholders to take advantage of the current low dividend tax rate.”

While dividends are not routine for the company, the company has previously paid special dividends to shareholders totaling $4.09 per share related to the 2006 intellectual property patent suit settlement agreement with a competitor and $2.00 per share in March 2010. While there can be no guarantees of future dividends, the Masimo Board remains committed to enhancing stockholder value based on its consideration of various factors, including the company’s operating results, financial condition and anticipated capital requirements.

About Masimo

Masimo (NASDAQ: MASI) develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry™, allowing noninvasive and continuous monitoring of blood constituents that previously required invasive procedures, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and Pleth Variability Index (PVI®), in addition to SpO2, pulse rate (PR), and perfusion index (PI). In 2009, Masimo introduced rainbow Acoustic Monitoring™, the first-ever noninvasive and continuous monitoring of acoustic respiration rate (RRa™). Masimo’s rainbow SET platform offers a breakthrough in patient safety by helping clinicians detect life-threatening conditions and helping guide treatment options. Founded in 1989, Masimo has the mission of “Improving Patient Outcome and Reducing Cost of Care … by Taking Noninvasive Monitoring to New Sites and Applications®.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to our belief that Masimo’s rainbow SET Pulse CO-Oximetry technology will provide sufficient sensitivity and specificity to measure SpHb, SpOC, PVI , SpO2, SpCO, SpMet, PI, PVI and PR in real-time for all patients, risks related to our assumptions regarding the repeatability of clinical results, as well as other factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Investor Contacts:

Sheree Aronson

Masimo Corporation

(949) 297-7043

saronson@masimo.com

Media Contacts:

Dana Banks

Masimo Corporation

(949) 297-7348

dbanks@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care… by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI, rainbow Acoustic Monitoring, RRa, Radical-7, Rad-87, Rad-57,Rad-8, Rad-5,Pulse CO-Oximetry, Pulse CO-Oximeter, and SEDLine are trademarks or registered trademarks of Masimo Corporation.